UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  August 16, 2023

HELEN OF TROY LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

Clarendon House
2 Church Street
Hamilton, Bermuda
(Address of principal executive offices)

One Helen Of Troy Plaza
El Paso, Texas 79912
(Registrant's United States mailing address)

915-225-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value per share	HELE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On August 16, 2023, Helen of Troy Limited, a Bermuda company (the “Company”) held its Annual General Meeting of Shareholders (the “Annual Meeting”). The following proposals were submitted to a vote of the shareholders of the Company at the Annual Meeting:

1.            The election of the nine nominees to the Company’s Board of Directors (the “Board”).

2.            An advisory vote on the Company’s executive compensation.

3.            An advisory vote on the frequency of conducting the advisory vote on executive compensation.

4.            Ratification of the appointment of Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm and the authorization of the Company’s Audit Committee of the Board to set the auditor’s remuneration.

The voting results for each proposal are set forth below.

Election of Directors

The Company’s nine nominees for director were each elected to serve on the Board until the next annual general meeting of shareholders. As previously disclosed in the Company's Proxy Statement for the Annual Meeting, as contemplated by, and pursuant to the terms of, Mr. Mininberg's employment agreement with the Company, he will cease to serve as a director of the Company effective upon his retirement as Chief Executive Officer on February 29, 2024. The votes for each director were as follows:

Name:	For	Against	Abstain	Broker Non-Votes
Julien R. Mininberg	21,551,845	88,245	27,485	1,221,149
Timothy F. Meeker	20,858,173	781,201	28,201	1,221,149
Krista L. Berry	21,617,566	21,721	28,288	1,221,149
Vincent D. Carson	21,549,667	81,824	36,084	1,221,149
Thurman K. Case	21,616,487	22,642	28,446	1,221,149
Tabata L. Gomez	21,618,475	20,717	28,383	1,221,149
Elena B. Otero	21,605,916	33,515	28,144	1,221,149
Beryl B. Raff	21,616,146	22,612	28,817	1,221,149
Darren G. Woody	21,189,546	449,727	28,302	1,221,149

Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

The proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers was approved, having received the following votes:

For	Against	Abstain	Broker Non-Votes
20,928,290	721,660	17,625	1,221,149

Advisory Vote on the Frequency of the Non-Binding Advisory Votes on Compensation of our Named Executive Officers

The shareholders of the Company voted on a non-binding advisory basis to hold the vote on compensation of our named executive officers on an annual basis. The votes were cast as follows:

Votes for 1 year	Votes for 2 years	Votes for 3 years	Abstain
21,294,189	7,088	351,074	15,224

In light of these voting results, and consistent with the Board's recommendation, the Board has determined that the Company will hold a non-binding advisory vote on named executive officer compensation every year, until the next required vote on the frequency of such advisory votes, or until the Board otherwise determines that a different frequency is in the best interests of the Company and its shareholders.

Ratification of Grant Thornton LLP as the Company’s Auditor and Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Grant Thornton LLP to serve as the Company’s auditor and independent registered public accounting firm and to authorize the Company’s Audit Committee of the Board of Directors to set the auditor’s remuneration was approved. The votes were cast as follows:

For	Against	Abstain
22,778,781	96,988	12,955

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: August 21, 2023	/s/ Brian L. Grass
Brian L. Grass
Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer
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